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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement:), dated effective as of December 18, 2001, by and between The Peoples Publishing Group, Inc., a Delaware corporation (the "Company"), and Brian T. Beckwith, an individual resident of the State of New Jersey (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company desires to employ the Executive and the Executive wishes to accept such employment with the Company upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the Company and the Executive agree as follows:

         1. Employment. The Executive shall serve as the President and Chief Executive Officer of the Company and the Parent (as defined below), with such additional titles as the Board of Directors of the Company or the Parent shall from time to time approve, and the Executive accepts such employment and agrees to perform services for the Company and its Affiliates in accordance with the requirements of such positions, for the period and upon the other terms and conditions set forth in this Agreement. The Executive shall also be appointed a member of the Company's and the Parent's Boards of Directors and nominated for election by the Company's and the Parent's stockholders at each annual or special meeting where directors are elected during the term of this Agreement. The term "Affiliate" as used in this Agreement shall mean any subsidiary or parent corporation of the Company and any other corporation under common control with the Company, including Peoples Educational Holding, Inc., a Delaware corporation (hereinafter referred to as the "Parent").

         2. Term. Unless terminated at an earlier date in accordance with
Section 8, the initial term of the Executive's employment hereunder shall be for a period of three (3) years, commencing on the date hereof. Thereafter, the term of this Agreement shall be automatically extended for successive one-year periods unless either party objects to such extension by written notice to the other party at least 180 days prior to the end of the initial term or any extension term (the "Non-Renewal Notice"). Notwithstanding the foregoing, the terms of Sections 3.03 (Indemnification), 4.05 (Registration Rights), 5 (Confidential Information), 7 (Non-Competition), 8 (Termination), 9 (Restriction on Transfer of Shares; Right of First Refusal; Legend), 10 (Executive and Parent Stock Purchase Rights) and 11 (Miscellaneous) shall survive the expiration or termination of this Agreement (whether such expiration or termination occurs as a result of the expiration of the term as provided herein, by mutual agreement, as a result of the Executive's resignation, termination by the Company with or without cause, or any other reason), and continue in full force and effect in accordance with their terms.

         3.    Position and Duties.

                  3.01 Service with Company. During the term of this Agreement, the Executive shall perform such duties for the Company and its Affiliates as the Board of Directors of the Company or the Parent shall assign to him from time to time, consistent with the positions set forth in Section 1.

                  3.02 Performance of Duties. The Executive shall serve the Company and its Affiliates faithfully and to the best of his ability, and devote his full time, attention and efforts to the business and affairs of the Company and its Affiliates during normal business hours (and outside normal business hours as reasonably required) during the term of this Agreement, except that following any Non-Renewal Notice the Executive may devote a reasonable amount of his time and efforts during normal business hours to the pursuit of new employment opportunities. The Executive hereby confirms that he is under no contractual commitments inconsistent with his



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obligations set forth in this Agreement, and that during the term of this
Agreement he shall not render or perform services for any other corporation, firm, entity or person; provided, however, that the Executive may serve as a member of the board of directors of a corporation or other organization upon the approval of the Company, which approval shall not be unreasonably withheld.

                  3.03 Indemnification. Each of the Parent and the Company shall, to the fullest extent permitted under the applicable provisions of Delaware law, the Company's or the Parent's certificate of incorporation and by-laws, and terms of any directors and officers liability insurance policy maintained by the Company or the Parent, indemnify and hold harmless the Executive against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to occur during the period of the Executive's employment under this Agreement or otherwise (including, without limitation, acts or omissions in connection with the Executive serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company).

         4.    Compensation.

                  4.01 Base Salary. As compensation for all services to be rendered by the Executive under this Agreement during the first 12 months during the term of this Agreement, the Company shall pay to the Executive a base salary of $250,000, which salary shall be paid in accordance with the Company's normal payroll procedures and policies. The compensation payable to the Executive for each 12-month period following the expiration of the first 12-month period during the term of this Agreement shall be mutually agreed upon by the Company and the Executive prior to the commencement of each such year based on the Executive's performance, provided, however, that the base salary shall not be reduced. The Executive understands that all executive salary increases are subject to the approval of the Parent's Board of Directors.

                  4.02 Stock Option. On the first day of the Executive's employment with the Company under this Agreement, the Executive shall be granted a stock option award of 125,000 shares of the Parent's common stock, par value of $.02 per share, under the Parent's 1998 Stock Plan (the "Plan") with restrictions on vesting of ownership and other matters more particularly described in the form of Incentive Stock Option Agreement attached as Exhibit A and in the Plan. The Board of Directors of the Parent will grant the Executive a further stock option award as of January 1, 2002 of 125,000 shares of the Parent's common stock, par value $0.02 per share, under the Plan at an exercise price equaling the then current fair market value per share, with restrictions on vesting of ownership and other terms and conditions particularly described in the form of Incentive Stock Option Agreement attached as Exhibit A-1 and in the Plan.

                  4.03 Incentive Compensation. In addition to the base salary and options described in Section 4.01 and 4.02, the Executive shall be eligible to receive incentive compensation as set forth in the CEO Incentive Plan attached hereto as Exhibit B and made part hereof. If the Executive's employment is terminated pursuant to Sections 8.01(a)(iii) or 8.01(a)(iv) hereof, or if the Executive voluntarily resigns other than for Good Reason, no bonus shall be payable for any annual or quarterly periods which have not ended prior to such termination or resignation occurred. If the Executive's employment is terminated pursuant to Sections 8.01(a)(i), 8.01(a)(ii) or 8.01(b) hereof, the Company shall pay the Executive a pro rated bonus, calculated based on the number of days worked during the applicable period up through the date of termination, for the year or quarter (if applicable) in which such termination occurred, payable promptly after the Company's and its Affiliates' financial statements (audited in the case of an annual bonus) for the year or quarter, as applicable, in which the termination occurred become available.

                  4.04 Participation in Benefit Plans. The Executive shall also be entitled to participate in all employee benefit plans or programs (including vacation time of not less than four weeks annually) established by



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the Company's or the Parent's Boards of Directors from time to time to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate, and at all times at a level which is commensurate with the Company's and the Parent's other senior executives similarly situated. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. Without limiting the generality of the foregoing, the Executive shall be provided with medical, disability, and life insurance coverage to the extent it is available at a reasonable cost from reputable insurers. The Company shall pay 100% of the Executive's individual and family medical insurance coverage.

                  4.05   Registration Rights.

                  (a) Whenever the Parent proposes to file a Registration Statement at any time and from time to time, it will, prior to such filing, give written notice to the Executive of its intention to do so and, upon the written request of the Executive, given within 10 business days after the Parent provides such notice (which request shall state the intended method of disposition of the Registrable Shares), the Parent shall use its best efforts to cause all shares purchased by the Executive pursuant to the stock options referred to in Section 4.02 hereof (the "Registrable Shares") which the Parent has been requested by the Executive to register, to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Executive; provided, however, that the Parent shall have the right to postpone or withdraw any registration effected pursuant to this Section without obligation to the Executive. The Executive shall promptly provide to the Parent such information and representations as may be requested by the Parent for purposes of the Registration Statement, and agrees that the Parent does not have to honor the piggy-back registration rights granted in this Section if, at the time the Registration Statement becomes effective or shortly thereafter, there is in effect a Registration Statement on Form S-8 or on another Form allowing the Executive to sell the Registrable Shares.

         (b) In connection with any registration under this Section involving an underwriting, the Parent shall not be required to include any Registrable Shares in such registration unless the Executive accept the terms of the underwriting as agreed upon between the Parent and the underwriters selected by it. If in the opinion of the managing underwriter it is desirable because of marketing factors to limit the number of Registrable Shares to be included in the registration, then the Parent shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein. For purposes of the underwriter cut-back provided herein, the shares held by the Executive and proposed to be included in the registration shall be cut back in the same proportion as any shares proposed to be included in the registration by Cherry Tree Ventures III, James J. Peoples, Diane M. Miller and John C. Bergstrom.

                  4.06 Expenses; Auto Allowance. The Company shall pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses (including tolls and parking, but specifically excluding purchases of gas, repairs, maintenance and insurance) incurred by him in the performance of his duties under this Agreement, subject to the Company's normal policies for expense verification, and shall also pay the Executive an auto allowance of $600 per month.

         5. Confidential Information. Except as permitted or directed by the Company's Board of Directors, during the term of this Agreement and for a period of one year thereafter the Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company or any of its Affiliates) any confidential or secret knowledge or information of the Company or any of its Affiliates which the Executive has acquired or become acquainted with or shall acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any of its Affiliates), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable), financial results or condition, business plans or projections directly or indirectly useful in any aspect of the business of the Company or any of its




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Affiliates, any confidential customer lists or printer or supplier lists of the
Company or any of its Affiliates, any author or freelance employee lists of the Company or any of its Affiliates, any confidential or secret development or research work of the Company or any of its Affiliates, any lists of potential investors or acquisitions contemplated by the Company or any of its Affiliates, any plans, proposals or strategies of the Company or its Affiliates to expand, merge or engage in a business combination or relationship, or any other confidential or secret aspects of the business of the Company or any of its Affiliates. The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and its Affiliates, as the case may be, acquired at great time and expense by the Company, its predecessors and its Affiliates, as the case may be, and that any disclosures or other use of such knowledge or information other than for the sole benefit of the Company or any of its Affiliates would be wrongful and would cause irreparable harm to the Company and its Affiliates, as the case may be. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now public or which subsequently becomes publicly known, other than as a direct or indirect result of the breach of this Agreement by the Executive, and to any disclosures required by law.

         6. Ventures. If, during the term of this Agreement, the Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company or any of its Affiliates and a third party or parties, all rights in the project, program or venture, to the extent that such rights may be claimed by the Executive or the Company or any of its Affiliates, shall belong to the Company or its Affiliates, as the case may be. Except as approved by the Company's Board of Directors, the Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to the Executive as provided in this Agreement.

         7.    Non-Competition.

                  (a) During the term of the Executive's employment by the Company pursuant to this Agreement, and for twelve (12) months following termination, he shall not, directly or indirectly, engage in competition with the Company or any of its Affiliates in any manner or capacity (e.g., as an adviser, consultant, principal, agent, partner, officer, director, stockholder, employee, or otherwise) in, or involving, the Test Preparation Market (as defined below), the Advanced Placement Market (as defined below), the Supplemental Market (as defined below), or any other significant new line of business which the Company or its Affiliates may pursue during the term of this Agreement.

                  "Test Preparation Market" shall mean the market consisting of the following test preparation materials intended for public and private elementary and secondary school students, whether such materials are in written, electronic, or any other media now existing or hereafter developed, including the Internet (but excluding all magazines; whether in written, electronic or any other media):

                           (i) generic test-taking training and materials, including practice tests, teaching to standardized national and state tests;

                           (ii) drill and practice materials on state-specific tests, including practice tests; and

                           (iii) instructional material lessons for students on the new state curriculum standards with practice on state-mandated tests as an integral part of the lessons.

    In addition, the Test Preparation Market shall also include teacher training for the materials and tests set forth in subsections (i) - (iii) above in any form, including, but not limited to, consulting, instruction, or teacher training materials.

    The "Advanced Placement Market" shall mean the market consisting of high school and post-secondary instructional products, whether such products are in written, electronic, or any other media now existing or



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hereafter developed (including the Internet; but excluding all magazines, whether in written, electronic or any other media), that are used in an Advanced Placement or college prep instructional environment, through grade 12, and that are designed to help students and teachers meet the requirements for the various Advanced Placement course of studies as prescribed by the College Board. In addition, the Advance Placement Market shall also include teacher training for the materials set forth above in any form, including, but not limited to, consulting, instruction, or teacher training materials.

    The "Supplemental Market" shall mean the market consisting of pre-K-12 instructional products that contain lessons, practice or examples intended to teach or promote the learning of national or state curriculum standards, whether such materials are in written, electronic, or any other media now existing or hereafter developed (including the Internet; but excluding all magazines, whether in written, electronic or any other media), that are used in private or public schools and intended for student or teacher use with students and consisting of a wide array of educational materials that support or supplement basal textbooks and other core curriculum areas. These materials include, but are not limited to, workbooks and worktexts in paper or case, manipulatives, CD's, videos, film, software, and products designed to provide web-based instruction using the internet. In addition, the Supplemental Market shall also include teacher training for the materials set forth above in any form, including, but not limited to, consulting, instruction, or teacher training materials.

                  (b) The obligations of the Executive under Section 7(a) shall apply to a territory consisting of the entire United States.

                  (c) For a period of twelve (12) months following the termination of the Executive's employment hereunder, the Executive will not, on behalf of himself or on behalf of any other person, firm or corporation, (i) call on any of the customers or identified customer prospects of the Company or any of its Affiliates, for the purpose of soliciting or providing to any said customers or prospective customers any products or services competitive to the products and services of the Company or any of its Affiliates, nor will he in any way divert or take away any customer of the Company or its Affiliates; or
(ii) call on any investor or acquisition/merger candidate identified by the Company or its Affiliates, whether pursuant to this Agreement or otherwise.

                  (d) During the term of this Agreement, the Executive shall not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by the Executive, either directly or indirectly; and in particular the Executive shall not, directly or indirectly, induce any employee of the Company or any of its Affiliates to carry out, directly or indirectly, any such activity.

                  (e) For a period of twelve (12) months following the termination of the Executive's employment hereunder, the Executive will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person, firm or corporation that they employ or solicit for employment or contract/consulting relationship any employee, consultant, independent contractor or sales representative of the Company or any of its Affiliates.

                  (f) Except as set forth in Section 8.01, during the term of this noncompetition covenant which follows the termination of the Executive's employment by the Company, the Company shall pay to the Executive, as consideration for such covenant, an amount equal to 60% of the Executive's highest annual base salary during his employment, which amount shall be payable to the Executive on a monthly basis in advance. However, if the Executive becomes employed with another corporation or entity or as a sole proprietor during the term of his noncompetition covenant which follows the termination of the Executive's employment by the Company, the Company shall only be obligated to pay to the Executive, as consideration for such covenant, an amount equal to 30% of the Executive's annual base salary at the time of termination of employment, which amount shall be payable to the Executive on a monthly basis. In either case, the Company may, upon 30 days' written notice to the Executive, terminate its obligation to make such payments to the Executive and, in such event, this noncompetition



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covenant shall terminate as of the end of such 30-day period. The Executive shall not be entitled to any of the payments or benefits set forth in Sections 4.01, 4.03, 4.04 and 4.06 during the period during which the Company pays the Executive as provided in this Section 7(f).

                  (g) Ownership by the Executive, as a passive investment, of less than five percent (5%) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 7.

         8.    Termination.

                  8.01   Termination.

                  (a) This Agreement shall terminate prior to the expiration of the initial term set forth in Section 2 or of any extension thereof and neither the Company nor any of its Affiliates shall be obligated to make any further payments or to provide any benefits (except up to the date of termination) to the Executive in the event that at any time during such initial term or any extension thereof:

                           (i) Executive shall die, or

                           (ii) Executive shall become disabled in accordance with Section 8.02, or

                           (iii) Executive has breached the provisions of Sections 5 or 7 of this Agreement in any material respect, or

                           (iv) Executive is terminated for "cause," which means
         (A) the Executive's violation of a specific written reasonable direction from the Board of Directors of the Company or the Parent; (B) the Executive's failure or refusal to perform duties in accordance with this Agreement; provided, however, no termination shall be for cause under subsection (A) or (B) unless the Executive shall have first received written notice from the Board of Directors of the Company or the Parent advising the Executive of the act or omission that constitutes cause and such act or omission continues after the Executive's receipt of such notice for at least a period of time that would have allowed the Executive to correct such act or omission; (C) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company or its Affiliates; or (D) the willful engaging by the Executive in illegal conduct that is materially and demonstrably injurious to the Company or its Affiliates. For the purposes of this section, no act, or failure to act, on the Executive's part shall be considered "dishonest," "willfull" or "deliberate" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in, or not opposed to, the best interest of the Company or its Affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interest of the Company and its Affiliates.

Notwithstanding any termination of this Agreement pursuant to this Section 8.01, the Executive and the Company, in consideration of their respective rights and obligations as set forth in this Agreement, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Executive's employment. No act or omission shall be used as a basis for an allegation of "cause" for termination if such act or omission is not specified as "cause" for termination in a written notice by the Company within two hundred (200) days of the date the Company first has knowledge of such act or omission (excluding for this purpose knowledge of the Company existing solely as a result of attribution to the Company of knowledge of the Executive and also excluding any on-going and continuous course of conduct by the Executive).



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                  (b) If the Company terminates the Executive prior to the
expiration of the initial or an extension term of this Agreement for reasons other than set forth in Sections 8.01(a)(i)-(iv) or if the Executive terminates this Agreement for Good Reason (as defined below), the Company shall pay the Executive his salary and benefits through the date of termination, and:

                           (i) the Company shall be obligated to pay to the Executive his monthly base salary (as calculated below) for an aggregate period of eighteen (18) months from the date of termination. Such amount shall be payable by the Company on a monthly basis. The Executive shall not be entitled to any of the payments or benefits set forth in Sections 4.01, 4.03, 4.04 and 4.06 during the period during which the Company pays the Executive as provided in this Subsection
         (b)(i). For purposes of this subsection only, the Executive's monthly base salary shall be calculated by dividing (A) an amount equal to the higher of the Executive's annual salary in the year of termination or the immediately preceding year, by (B) twelve (12); and

                  (ii) the Executive shall remain bound by the provisions of
         Section 7 in accordance with the terms thereof during the payment period set forth in Subsection (b)(i) immediately above, and the Company shall not be obligated to pay the Executive the amounts set forth in 7(f) in consideration therefor; and

                  (iii) if the Executive becomes employed with another corporation or entity during the payment period set forth in Subsection
         (b)(i) above, the Company shall only be obligated to pay to the Executive pursuant to such Subsection an amount equal to the excess of the Executive's monthly salary payable pursuant to Subsection (b)(i) over the monthly salary that the Executive is entitled to receive from the other corporation or entity.

                           (c) If the Company terminates the Executive pursuant to a Non-Renewal Notice under Section 2 hereof , the Company shall pay the Executive his salary and benefits through the date of termination, and:

                           (i) the Company shall be obligated to pay to the Executive his monthly base salary (as calculated below) for an aggregate period of twelve (12) months from the date of termination. Such amount shall be payable by the Company on a monthly basis. The Executive shall not be entitled to any of the payments or benefits set forth in Sections 4.01, 4.03, 4.04 and 4.06 during the period during which the Company pays the Executive as provided in this Subsection
         (c)(i). For purposes of this subsection only, the Executive's monthly base salary shall be calculated by dividing (A) an amount equal to the higher of the Executive's annual salary in the year of termination or the immediately preceding year, by (B) twelve (12); and

                  (ii) the Executive shall remain bound by the provisions of
         Section 7 in accordance with the terms thereof during the payment period set forth in Subsection (b)(i) immediately above, and the Company shall not be obligated to pay the Executive the amounts set forth in 7(f) in consideration therefore; and

                  (iii) if the Executive becomes employed with another corporation or entity during the payment period set forth in Subsection
         (c)(i) above, the Company shall only be obligated to pay to the Executive pursuant to such Subsection an amount equal to the excess of the Executive's monthly salary payable pursuant to Subsection (c)(i) over the monthly salary that the Executive is entitled to receive from the other corporation or entity.

                           For purposes of this Agreement, "Good Reason" shall mean (A) the Company's material breach of its obligations or undertakings as set forth in this Agreement, (B) the assignment to the Executive of duties materially inconsistent with the Executive's status or position with the Company, or (C) the relocation of the Company's principal executive offices to a location more than seventy miles from Saddle Brook, New Jersey, or the Company requiring the Executive to be based anywhere other than the Company's principal executive offices (except for required travel on the Company's business), provided, however, in each case,



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         that no termination shall be for Good Reason unless the Company shall have first received written notice from the Executive advising the Company of the specific nature of the breach or action that constitutes the basis for the termination for Good Reason by the Executive and such breach or action continues after the Company's receipt of such notice for at least a period of time that would have allowed the Company to correct such breach or action.

                  (d) If the Executive resigns prior to the expiration of the initial or an extension term of this Agreement other than for Good Reason, the Company shall be obligated to pay the Executive his salary and benefits through the date of resignation. Thereafter, no salary, bonus or any other benefits or amounts shall be payable by the Company to the Executive. In the event the Executive resigns, the provisions of Section 7 shall continue to apply.

                  (e) The Company shall not terminate the Executive prior to the expiration of the first eighteen (18) months of the initial term of this Agreement for reasons other than set forth in Sections 8.01(a)(i)-(iv). Notwithstanding any other provision of this Agreement, a leave of absence or failure to perform duties due to a physical or mental condition which would, with the passage of time, constitute a "Disability" as defined below shall not constitute a basis for a termination for "cause."

                  (f) The Executive shall have no obligation to seek employment in the event of termination in order to receive the benefits of any payments provided for under this Agreement in the event of termination.

                  8.02 "Disability" Defined. The Board of Directors of the Company may determine that the Executive has become disabled, for the purpose of this Agreement, in the event that the Executive shall fail, because of illness or incapacity, to render services of the character contemplated by this Agreement for a period of 180 consecutive days and on the date of determination continues to be so disabled. The existence or nonexistence of grounds for termination of this Agreement for any reason under Section 8.01(a)(ii) shall be determined in good faith by the Board of Directors after notice in writing given to the Executive at least 30 days prior to such determination. During such 30-day period, the Executive shall be permitted to make a presentation to the Board of Directors for its consideration.

                  8.03 Surrender of Records and Property. Upon termination of his employment with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, manuscripts, publishing proposals from authors or employees, memoranda, notes, notebooks, reports, data, tables, calculations, lists of investors or acquisition/merger candidates, computer files, financial statements or records, budgets or business plans or copies thereof, which are the property of the Company or any of its Affiliates or which relate in any way to the business, products, practices or techniques of the Company or any of its Affiliates, and all other property, trade secrets and confidential information of the Company or any of its Affiliates, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company or any of its Affiliates, which in any of these cases are in his possession or under his control.

         9. Restriction on Transfer of Shares; Right of First Refusal; Legend.

                  (a) The Executive shall not voluntarily or involuntarily sell, transfer, exchange or otherwise dispose of any of the shares of Parent stock that he may now own or hereafter acquire to any person or entity that is engaged in any activity that is competitive with the business of the Company or any of its Affiliates, unless he shall first offer to sell such shares to the Parent in accordance with the terms of this Section 9.

                  (b) If the Executive wishes to transfer or otherwise dispose of any shares of the Parent he owns to any person or entity that is engaged in any activity that is competitive with the business of the Company or any of its Affiliates, he shall deliver a written notice to the Parent, which notice shall specify the person or entity to whom



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the shares are to be transferred or disposed of, the purchase price or other consideration to be received by the Executive for such shares and the terms upon which such purchase price or other consideration is to be paid. The delivery of such written notice to the Parent shall constitute an irrevocable offer by the Executive to sell the shares to the Parent upon the same terms and conditions as are specified in the notice. The Parent may accept such offer by delivering a written acceptance to the Executive within 30 days after receipt of the written notice from the Executive. If the Parent elects to accept such offer, the purchase of such shares shall be closed within 30 days upon the same terms as are specified in the Executive's written notice. If the Parent elects not to exercise such offer or if the Parent allows such offer to expire without being accepted, the Executive shall be permitted to transfer or encumber such shares on the terms specified in the written notice to the Parent to the person or entity identified therein. If such transaction is not consummated within 90 days, such shares shall again be subject to the restrictions and the purchase option described in this Section 9.

                  (c) Each certificate representing the shares of the Parent's capital stock that the Executive may now own or hereafter acquire shall be endorsed with the following legend:

                  "The transferability of this certificate and the shares of stock represented hereby is subject to the restrictions, terms and conditions contained in the Employment Agreement, dated December 18, 2001 entered into between the registered owner of such shares and The Peoples Publishing Group, Inc. A copy of such Agreement is on file in the office of the Secretary of the company."

                  (d) The provisions of this Section 9 shall continue in full force and effect throughout the initial and any extended term of this Agreement and until the period of the non-competition obligation of the Executive provided for in Section 7(a) or 8(b)(ii) expires or terminates. In the event that prior to the end of such period, the Executives sells, or has the right to sell, his shares of Parent stock in a registered underwritten public offering or by other means (including, without limitation, under Rule 144 as promulgated by the Securities and Exchange Commission) or otherwise where the Executive does not control the distribution of the shares, the Executive shall be released from the restrictions of this Section 9 with respect to the shares so registered and sold.

    10.  Executive and Parent Stock Purchase Rights.

                  10.01 Executive's Option. In the event that the Executive's employment hereunder is terminated or terminates for any reason, the Executive may, for a period of 475 days after such termination, deliver written notice to the Parent that he desires to sell to the Parent his shares of common stock of the Parent which he has acquired upon exercise of stock options and held for at least one year. The Parent agrees that it shall purchase all such common stock as set forth in such notice at the fair market value thereof as determined pursuant to the procedure set forth below in Section 10.03.

                  10.02 Parent's Option. In the event that the Executive's employment hereunder is terminated or terminates for any reason, the Parent may, for a period of 475 days after such termination, deliver written notice to the Executive, or his successors, heirs or assigns, as applicable, that it desires to purchase from the Executive, or Executive's successors or assigns, that number of shares of the Parent's common stock which he has acquired upon exercise of stock options and held for at least one year. The purchase price for the shares of the Parent's common stock repurchased by the Parent pursuant this Section shall be the fair market value of such shares as determined pursuant to the procedure set forth below in Section 10.03.

                  10.03 Fair Market Value. The "fair market value" of the shares of Parent's common stock subject to Section 10.01 or 10.02 above shall be determined as follows:

                  (a) if the Parent's common stock is traded on a securities exchange or over-the-counter (including The Nasdaq Stock Market), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 14-day period ending three (3) days prior to the date of the written



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

         notice provided under Sections 10.01 or 10.02 above, as applicable;

                  (b) if there is no active public market, the value shall be the fair market value thereof, as mutually determined in good faith by the Board of Directors and consented to by the Executive, which consent shall not be unreasonably withheld; or

                  (c) if the fair market value cannot be determined pursuant to clause 10.03(b) above, the value shall be determined by an appraiser chosen by the Board of Directors and the Executive or, if no such appraiser is so chosen prior to the 120th day after termination of the Executive's employment, then by an appraiser chosen by a nationally recognized investment banking firm experienced in the valuation of corporations engaged in the publishing business and acceptable to the Board of Directors and the Executive. The services of the appraiser shall be paid for one-half by Executive, his successors or assigns, as the case may be, and one-half by the Parent. In making such appraisal, the appraiser shall appraise the value of the Parent and the fair market value of the stock shall be determined by multiplying the value of the Parent by a percentage equal to the percentage of the total outstanding stock in the Parent represented by the stock of the Executive which is being appraised (no minority discount or discount based on the restrictions imposed by this Agreement shall be taken into account).

                  10.04 Payment. The purchase price determined under Section
10.03 above shall be payable by the Parent in cash within 30 days of the final determination of the amount of the purchase price, provided, however, that if the aggregate purchase price is more than $200,000, the amount in excess of $200,000 (the "Excess Amount") shall be payable by the Parent by executing and delivering to the Executive a promissory note (the "Note") in the principal amount equaling the Excess Amount, payable interest only over a period of five years from the date of the Note with the principal due in full at the end of such five-year period. Interest shall accrue on the unpaid principal balance (computed on the basis of the actual number of days in the payment period on a 360-day year) commencing on the date of the Note at the rate of prime adjusted annually on the anniversary date of the Note (as reported in The Wall Street Journal on the last business day prior to the date of the Note or the anniversary date of the Note, as applicable). The Parent may prepay all or a portion of the principal and interest on the Note, without premium or penalty. Prior to and effective (and to be dated as of) the stock redemption by the Parent pursuant to Sections 10.01 or 10.02 hereof, the Executive and the Parent shall execute the Note for the Excess Amount, if any, reflecting the foregoing terms and such other terms as mutually agreed and a Stock Pledge Agreement under which the Parent shall pledge the stock acquired from the Executive as security for the Note and any other documents required to effect the purposes of this Section. Further the Note shall contain provision for acceleration of the balance due in the event of a "Change of Control" as defined in Section 5 of the Stock Option Agreement annexed as Exhibit A hereto and in the event of a sale of all or substantially all of the assets of the Company or the Parent.

                  10.05 Exceptions. The provisions of this Section 10 shall not be applicable if at any time after December 18, 2001 and prior to the later of the time of the termination of Executive's employment under this Agreement or the time of the proposed sale or purchase of shares pursuant to this Section 10, there has been an initial public offering of the Parent's stock; the Parent's stock becomes regularly traded on The Nasdaq Stock Market or on any other national securities exchange; the Parent's stock becomes actively traded over the counter; or the Parent's stock becomes actively traded on any other national securities exchange.

    11. Miscellaneous.

                  11.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to New Jersey's conflicts of law rules.

                  11.02 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject



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

matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  11.03 Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  11.04 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed and delivered by the parties hereto.

                  11.05 Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.

                  11.06 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waive and shall not constitute a waiver of such term of condition for the future or as to any act other than that specifically waived.

                  11.07 Injunctive Relief. The Executive agrees that it would be difficult to compensate the Company or the Parent fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 5, 7, and 8.03. Accordingly, the Executive specifically agrees that the Company and the Parent shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company and the Parent to claim and recover damages in addition to injunctive relief.

                  11.08 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

                  11.09 Notices. All notices required or permitted to be made hereunder shall be in writing and either hand-delivered to the party at the addresses hereafter set forth (until and unless changed in accordance with this Section) or sent by Certified or Registered U.S. Mail, return receipt requested, with a copy by ordinary U.S. mail, postage prepaid, to the parties at the addresses hereafter set forth (until and unless changed in accordance with this Section):

                           (a)  if to the Executive:

                                    Brian T. Beckwith
                                    136 Bellevue Avenue
                                    Upper Montclair, New Jersey 07043

                                    with a copy to:

                                    Rabner, Allcorn, Baumgart & Ben-Asher, P.C.
                                    52 Upper Montclair Plaza
                                    Upper Montclair, NJ 07043
                                    Attention: Harold Rabner, Esq.

                           (b)  if to the Company or the Parent:

                                    299 Market Street
                                    Saddle Brook, NJ 07663
                                    Attention:  James J. Peoples

                                    with a copy to:

                                    Robins, Kaplan, Miller & Ciresi L.L.P.
                                    2800 LaSalle Plaza
                                    800 LaSalle Avenue
                                    Minneapolis, Minnesota  55402
                                    Attention:  Sari KM Laitinen, Esq.

         IN WITNESS WHEREOF, the parties have hereunto set their hands, intending to be legally bound, as of the date first above written.

                                 THE PEOPLES PUBLISHING GROUP, INC.


                                 By: /s/ James J. Peoples
                                    --------------------------------------------
                                     Its:  Chairman and Chief Executive Officer


                                     /s/ Brian T. Beckwith
                                    -------------------------------------------
                                     Brian T. Beckwith

ACCEPTED AND AGREED
this 18th day of December, 2001

PEOPLES EDUCATIONAL HOLDINGS, INC.



By: /s/ James J. Peoples
   ----------------------------------------
   Its: Chairman and Chief Executive Officer


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